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                                                                   Exhibit 23(i)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1998 (except with respect to the matter discussed in Note 17, as to which the date is February 17, 1998), included in SPX Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in or made a part of this registration statement.


                                           ARTHUR ANDERSEN LLP


Chicago, Illinois
August 6, 1998